UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 4, 2006

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road
Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                  Termination of a Material Definitive Agreement.

Item 8.01.      Other Events.

On April 4, 2006, Avaya Inc. (the “Company”) announced the completion of the previously announced redemption of the approximately $13.2 million of the Company’s outstanding 11 1/8% Senior Secured Notes due 2009 (the “Notes”). The total cost of the redemption, in accordance with the terms of the Notes, was approximately $14.7 million, which includes all unpaid interest accrued on the Notes from October 1, 2005 to the redemption date. Redemption of the Notes was funded from available cash.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)                                                          Exhibits.

99.1                           Press Release dated April 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: April 3, 2006	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and
Senior Vice President,
Corporate Development

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated April 4, 2006.